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                                                                   EXHIBIT 10.11


                     1996 CREDIT MANAGEMENT SOLUTIONS, INC.

                        NON-QUALIFIED STOCK OPTION PLAN


         1.      PURPOSE OF THE PLAN.

         The purpose of this 1996 Credit Management Solutions, Inc. Non-Qualified Stock Option Plan (the "Plan") is to advance the interests of Credit Management Solutions, Inc. (the "Company") by attracting and retaining non-Employee Directors and Employees who have significantly contributed, and will significantly contribute, to the growth and earnings of the Company by providing them with the opportunity to acquire Shares. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to non-Employee Directors and Employees of the Company or any Affiliate to promote the success of the business.

         2.      DEFINITIONS.

         As used herein, the following definitions shall apply.

         (a) "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Company, as such terms are defined in Section 424(e) and
(f), respectively, of the Code, and any other subsidiary corporations of a parent corporation of the Company.

         (b) "Agreement" shall mean a written agreement entered into in accordance with Paragraph 5(c) hereof.

         (c)     "Board" shall mean the Board of Directors of the Company.

         (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (e) "Committee" shall mean the Stock Option Committee appointed by the Board in accordance with Paragraph 5(a) hereof.

         (f) "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

         (g)     "Company" shall mean Credit Management Solutions, Inc.

         (h) "Continuous Service" shall mean the absence of any interruption or termination of service as an Employee or Director of the Company or an Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations of the Company or between the Company, an Affiliate or a successor.

         (i) "Director" shall mean any member of the Board, and any member of the board of directors of any Affiliate that the Board has by resolution designated as being eligible for participation in this Plan.

         (j) "Effective Date" shall mean the date specified in Paragraph 12 hereof.





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         (k)     "Employee" shall mean any person employed by the Company or an
Affiliate who is an employee for federal tax purposes.

         (l) "Exercise Price" shall mean the price per Optioned Share at which an Option may be exercised.

         (m) "Market Value" shall mean the fair market value of the Common Stock, as determined under Paragraph 7(b) hereof.

         (n)     "Option" means an option to purchase Common Stock.

         (o) "Optioned Shares" shall mean Shares granted pursuant to this Plan.

         (p) "Participant" shall mean any Employee or other person who receives an Option pursuant to the Plan.

         (q)     "Share" shall mean one share of Common Stock.

         3.      TERM OF THE PLAN AND OPTIONS.

         (a) Term of the Plan. The Plan shall continue in effect for a term of 10 years from the Effective Date or the date the Plan is adopted by the Board (whichever period ends earlier), unless sooner terminated pursuant to Paragraph 14 hereof. No Option shall be granted under the Plan after such ten year term.

         (b) Term of Options. The term of each Option granted under the Plan shall be established by the Committee, but shall not exceed 10 years.

         4.      SHARES SUBJECT TO THE PLAN.

         Except as otherwise required by the provisions of Paragraph 9 hereof, the aggregate number of Shares deliverable pursuant to Options shall not exceed 2,750,000 Shares. Such Shares may either be authorized but unissued Shares or Shares held in treasury. If any Options should expire, become unexercisable, or be forfeited for any reason without having been exercised or become vested in full, the Optioned Shares shall, unless the Plan shall have been terminated, be available for the grant of additional Options under the Plan.

         5.      ADMINISTRATION OF THE PLAN.

         (a) Composition of the Committee. The Plan shall be administered by the Committee, which shall consist of not less than two (2) members of the Board. Members of the Committee shall serve at the pleasure of the Board.

         (b) Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Options, (ii) to determine the form and content of Options to be issued and the form of Agreements under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.





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         (c)     Agreement.  Each Option shall be evidenced by a written
agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option, (ii) the number of Shares subject to, and the expiration date of, the Option, (iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Option, and (iv) the restrictions, if any, to be placed upon such Option, or upon Shares which may be issued upon exercise of such Option.

         The Chairman of the Committee and such other Directors and officers of the Company as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Options.

         (d) Effect of the Committee's Decisions. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

         (e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Option, granted hereunder to the full extent provided for under the Company's governing instruments with respect to the indemnification of Directors.

         6.      GRANT OF OPTIONS.

         (a) Employees shall be eligible to receive discretionary grants of Options pursuant to the Plan.

         (b) Non-Employee Directors shall each receive an Option for 5,000 Optioned Shares at the commencement of each year of such directorship up to a maximum of 25,000 Shares.


         7.      EXERCISE PRICE FOR OPTIONS.

         (a) Limits on Committee Discretion. The Exercise Price as to any particular Option shall not be less than 100% of the Market Value of the Optioned Shares on the date of grant.

         (b) Standards for Determining Exercise Price or Measurement Price. If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market or Small Cap System) on the date in question, then the Market Value per Share shall be the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market value per Share shall be the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion.

         8.      EXERCISE OF OPTIONS.

         (a) Generally. Subject to (e) below, any Option granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant. An Option may not be exercised for a fractional Share.





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         (b)     Procedure for Exercise. A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by (1) written notice of intent to exercise the option with respect to a specified number of Shares, and (2) payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, or in the sole discretion of the Committee, Participant's promissory note, for the amount of the Exercise Price for the number of Shares with respect to which the option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at the Company's executive offices. Common Stock utilized in full or partial payment of the Exercise Price for options shall be valued at its Market Value at the date of exercise.

         (c) Period of Exercisability. Except to the extent otherwise provided in more restrictive terms of an Agreement, an Option may be exercised by a Participant only with respect to the vested portion of such Option and only while he is an Employee or Director and has maintained Continuous Service from the date of the grant of the Option, or within three months after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Employee's or Director's Continuous Service terminates by reason of:

                 (1) "Just Cause" which for purposes hereof shall have the meaning set forth in any unexpired employment agreement between the Participant and the Company (and, in the absence of any such agreement, shall mean termination because of the Employee's or Director's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation, other than traffic violations or similar offenses) then the Participant's rights to exercise such Option shall expire on the date of such termination;

                 (2) death, then all Options of the deceased Participant which have vested and which vest within two years of the date of death may be exercised within two years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution;

                 (3) Permanent and Total Disability (as such term is defined in Section 22(e)(3) of the Code), then all Options of the disabled Participant which have vested and which vest within two years of the date of such disability may be exercised within one year from the date of such Permanent and Total Disability, but not later than the date on which the Option would otherwise expire.

         (d) Effect of the Committee's Decisions. The Committee's determination whether a Participant's Continuous Service has ceased, and the effective date thereof, shall be final and conclusive on all persons affected thereby.

         (e) Options shall vest and be exercisable as determined by the Committee subject to the foregoing.





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         9.      EFFECT OF CHANGES IN COMMON STOCK SUBJECT TO THE PLAN.

         (a) Recapitalizations; Stock Splits, Etc. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Options (and the Exercise Price thereof) shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

         (b) Transactions in which the Company Is Not the Surviving Entity. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or
(iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Options shall be surrendered. With respect to each Option so surrendered as to which the holder has become vested, the Committee shall in its sole and absolute discretion, determine whether the holder of the vested surrendered Option shall receive:

                 (1) for each Share then subject to an outstanding Option the number and kind of shares into which each outstanding Share (other than Shares held by dissenting stockholders) is changed or exchanged, together with an appropriate adjustment to the Exercise Price; or

                 (2) a cash payment (from the Company or the successor corporation), in an amount equal to the Market Value of the Shares subject to the Option on the date of the Transaction, less the Exercise Price of the Option.

         (c) Conditions and Restrictions on New, Additional or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Paragraph, a Participant becomes entitled to new, additional or different shares of stock or securities, such new, additional or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Option before the adjustment was made.

         (d) Other Issuances. Except as expressly provided in this Paragraph, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, Exercise Price or Measurement Price of Shares then subject to Options or reserved for issuance under the Plan.

         10.     NON-TRANSFERABILITY OF OPTIONS.

         Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a "qualified domestic relations order" (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder). An Option may be exercised only by a Participant, the Participant's personal representative or a permitted transferee.

         11.     TIME OF GRANTING OPTIONS.

         The date of grant of an Option shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Option, and the Effective Date. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.





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         12.     EFFECTIVE DATE.

         The Plan shall become effective as of June 27, 1996, the date it was authorized and established by the Board of Directors and stockholders of the Company.

         13.     MODIFICATION OF OPTIONS.

         At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Option, provided no such modification shall confer on the holder of said Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, or impair the Option without the consent of the holder of the Option.

         14.     AMENDMENT AND TERMINATION OF THE PLAN.

         The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Options, suspend or terminate the Plan.

         Shareholder approval must be obtained for any amendment of the Plan that would change the number of Shares subject to the Plan (except in accordance with Section 9 above), change the category of persons eligible to be Participants, or materially increase the benefits under the Plan.

         No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Option, alter or impair any rights or obligations under any Option theretofore granted.

         15.     CONDITIONS UPON ISSUANCE OF SHARES.

         (a) Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Option unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed.

         (b) Special Circumstances. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

         (c) Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

         (d) Restriction on Sale of Optioned Shares. For a period of 180 days commencing on the date of the Prospectus used in connection with the initial public offering of the Company's Shares pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission, no Participant will directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any Optioned Shares without the prior written consent of the managing underwriter of such initial public offering or pursuant to the terms and conditions of that certain underwriting agreement to be entered into by and between the Company and the underwriters of such initial public offering.

         16.     RESERVATION OF SHARES.

         The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.





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         17.     WITHHOLDING TAX.

         The Company's obligation to deliver Shares upon exercise of Options shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that he already owns, having a value equal to the amount required to be withheld. The value of Shares to be withheld, or delivered to the Company, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

         18.     NO EMPLOYMENT OR OTHER RIGHTS.

         In no event shall an Employee's or Director's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee, Director, or any other party to continue service with the Company or any Affiliate of such corporations.





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